UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 9, 2004

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2949
Milwaukee, WI 53201
(414) 221-2345

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

WISCONSIN ENERGY CORPORATION
WISCONSIN ELECTRIC POWER COMPANY

Certain statements contained herein are Forward-Looking Statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-Looking Statements may be identified by reference to a future period or periods or by the use of forward looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "may," "objectives," "plans," "possible," "potential," "projects" or similar terms or variations of these terms. Actual results may differ materially from those set forth in Forward-Looking Statements as a result of certain risks and uncertainties, including but not limited to, changes in political and economic conditions, equity and bond market fluctuations, varying weather conditions, governmental regulation and supervision, construction risks, as well as other cautionary factors described in the Management's Discussion and Analysis of Financial Condition and Results of Operations in Wisconsin Energy's Form 10-K for the year ended December 31, 2003 and other risks and uncertainties detailed from time to time in our subsequent filings with the Securities and Exchange Commission.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 9, 2004, Elm Road Generating Station Supercritical, LLC ("ERGS"), a wholly owned subsidiary of W.E. Power, LLC ("We Power"), as lessor, and Wisconsin Electric Power Company ("Wisconsin Electric"), as lessee, entered into the Elm Road I and Elm Road II Facility Lease Agreements (the "Leases"). Both We Power and Wisconsin Electric are wholly owned subsidiaries of Wisconsin Energy Corporation.

The Leases are leased generation contracts under Wisconsin law. Pursuant to the terms of each Lease, Wisconsin Electric will lease from ERGS all of ERGS' ownership share of two 615-megawatt coal-based units to be built at Wisconsin Electric's Elm Road site in Oak Creek, Wisconsin (the "Units"). The obligation to construct and subsequently lease the Units does not become effective until certain conditions precedent, including Wisconsin Electric's completion of site preparation activities and the receipt of all necessary governmental approvals, are satisfied. From the date site preparation activities begin until each Unit is commercially operable and regular payments begin under the Leases, Wisconsin Electric is required to pay, on a monthly basis, a return on capital with respect to construction costs and management service costs. Except under certain circumstances, ERGS may not recover construction costs from Wisconsin Electric that exceed the amount initially approved by the Public Service Commission of Wisconsin (the "PSCW") in its November 2003 order granting a Certificate of Public Convenience and Necessity. In the event of force majeure, an excused event, or an event of loss, all as defined in the Leases, ERGS may, with PSCW approval, recover construction costs in excess of the initially approved amount. In addition, ERGS may, with PSCW approval, recover excess construction costs due to other causes up to 5% of the initially approved amount.

Upon the Units commencing commercial operation, Wisconsin Electric becomes obligated to make monthly lease payments based upon a formula contained in the Leases. Currently, the Unit 1 monthly lease payments are estimated to be $14.8 million for the first five years beginning May 2009 and $16.5 million thereafter. The Unit 2 monthly lease payments are estimated to be $7.3 million for the first five years beginning May 2010 and $8.1 million thereafter. All payments under the Leases are recoverable in rates from Wisconsin Electric's customers in accordance with Wisconsin law.

The term of each Lease is 30 years. Upon expiration of the initial term, Wisconsin Electric may renew the Leases (for up to three renewal terms), purchase the Units or terminate the Leases. The Leases contain customary termination provisions, including the inability to meet certain construction deadlines, force majeure and the inability to obtain the necessary governmental approvals. In addition, the Leases contain customary insurance and risk of loss and maintenance provisions.

The Leases will be filed as Exhibits to Wisconsin Energy's 2004 Form 10-K.

Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: November 12, 2004	Stephen P. Dickson -- Controller and
Principal Accounting Officer

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ STEPHEN P. DICKSON
Date: November 12, 2004	Stephen P. Dickson -- Controller and
Principal Accounting Officer